EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in the Registration Statements of Conexant Systems, Inc. on Form S-8 (Nos. 333-68755, 333-69385, 333-84187, 333-91347, 333-92437, 333-32448, 333-37918, 333-39184, 333-42498, 333-42772, 333-42728, 333-48224, 333-48262, 333-44094, 333-54646, 333-54672, 333-68724, 333-70420, 333-73142, 333-73858, 333-86838, 333-86868 and 333-97539) and in the Registration Statements of Conexant Systems, Inc. on Form S-3 (Nos. 333-70085, 333-30596, 333-38890, 333-42500, 333-48270, 333-61912, 333-67190, 333-88038 and 333-97285) of our report dated September 13, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to a restatement to report the June 25, 2002 spin-off of the wireless communications business and sale of the Mexicali operations as discontinued operations) appearing in this Current Report on Form 8-K of Conexant Systems, Inc.

DELOITTE & TOUCHE LLP

Costa Mesa, California
November 22, 2002